STANDARD & POOR'S      Frank A. Ciccotto, Jr.        55 Water Street-45th Floor
                       Senior Vice President         New York, NY  10041
                       Securities Evaluations        (212) 438-4417  Tel
                                                     (212) 438-7748  Fax
                                                     frank_ciccottojr@sandp.com




January 16, 2014

First Trust Portfolios L.P.
120 East Liberty Drive
Suite 400
Wheaton, Illinois  60187


Re:      The First Trust Combined Series 435

Gentlemen:

We have examined the Registration Statement File No. 333-193195, for the referenced Trust and acknowledge that Standard & Poor's Securities Evaluations, Inc., is determining the evaluation of the Securities identified in that Registration Statement at the opening of business on the initial date of deposit for The First Trust Combined Series 435. We hereby consent to the reference to Standard & Poor's Securities Evaluations, Inc. as so determining the evaluation of those Securities at the opening of business on the initial date of deposit.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,


Frank A. Ciccotto, Jr.